UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2007
SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307

(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085

(Address of Principal Executive Offices)	(Zip Code)
(408) 616-4000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          ITEM 8.01. OTHER EVENTS.
     During an investor presentation on Sept 11, 2007 (which was previously announced and webcast), Robert Freeman, the Chief Financial Officer of Silicon Image, Inc. (the “Registrant”), misstated the Company’s previously announced revenue guidance for 2007. As previously disclosed on August 2, 2007, the Registrant expects its revenue for 2007 to range between $305 million and $315 million. In addition, during the presentation, Mr. Freeman stated that a discrete item of licensing revenue in the first quarter of 2007 represented $17.5 million of revenue. This discrete item actually represented approximately $1.7 million. As reported in the Registrant’s Quarterly Report on Form 10-Q for the first quarter of 2007, total development, licensing and royalty revenues for the quarter were $13.5 million.
     The foregoing paragraph contains forward-looking statements within the meaning of federal securities regulations with respect to Registrant’s revenue expectations for 2007. These forward-looking statements involve risks and uncertainties, including those described from time to time in the Registrant’s filings with the Securities and Exchange Commission (“SEC”) that could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K or Form 10-Q filed by the Registrant with the SEC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2007	SILICON IMAGE, INC.
	By:	/s/ Edward Lopez
Edward Lopez
Chief Legal Officer